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                                                                     EXHIBIT 4.3

                  INCORPORATED UNDER THE LAWS OF THE STATE OF
                                    DELAWARE
                        SEE RESTRICTIONS ON REVERSE SIDE
B-1                                                                  **150,000**

                                                               CUSIP 20589R 30 5
                13 1/2% SERIES B SENIOR REDEEMABLE EXCHANGEABLE
                            PREFERRED STOCK DUE 2010
                         CONCENTRIC NETWORK CORPORATION

          FULLY PAID AND NON-ASSESSABLE SHARES OF THE PREFERRED STOCK $1.00 PAR VALUE PER SHARE OF CONCENTRIC NETWORK CORPORATION



     This is to Certify that ** CEDE & CO. ** is the owner of **ONE HUNDRED FIFTY THOUSAND** shares of fully paid and non-assessable 13 1/2% SERIES B SENIOR REDEEMABLE EXCHANGEABLE PREFERRED STOCK DUE 2010 of CONCENTRIC NETWORK CORPORATION transferable only on the books of the Corporation by the holder hereof in person or by the duly authorized Attorney upon surrender of this certificate properly endorsed. Witness, the seal of the Corporation and the signatures of its duly authorized officers.



Dated: _____ __, 1998

-----------------------------                       ----------------------------
Peter J. Bergeron, Secretary                        Henry R. Nothhaft, President
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FOR VALUE RECEIVED I DO HEREBY SELL, ASSIGN, AND TRANSFER UNTO ________________
______________________________ SHARES REPRESENTED BY THE WITHIN CERTIFICATE AND DO HEREBY IRREVOCABLY CONSTITUTE AND APPOINT ___________________________, AS ATTORNEY TO TRANSFER THE SAID SHARES ON THE SHARE REGISTER OF THE WITHIN NAMED CORPORATION WITH FULL POWER OF SUBSTITUTION IN THE PREMISES.

DATED ____________________, 199____       ______________________________________
                                                       (Shareholder)

____________________________________      ______________________________________
     (Witness)                                         (Shareholder)

NOTICE: THE SIGNATURE ON THIS ASSIGNMENT MUST CORRESPOND WITH THE NAME AS WRITTEN UPON THE FACE OF THIS CERTIFICATE, IN EVERY PARTICULAR, WITHOUT ALTERATION OR ENLARGEMENT, OR ANY CHANGE WHATSOEVER.